CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement of Pioneer International Core Equity Fund (a series of Pioneer Series Trust IV) and Prospectus for Class A, Class B, Class C and Class Y shares of Pioneer International Equity Fund ("Combined Proxy Statement and Prospectus"), and to the incorporation by reference of our reports, dated September 15, 2006 and May 15, 2007 on the financial statements and financial highlights of Pioneer International Core Equity Fund as of July 31, 2006 and Pioneer International Equity Fund as of March 31, 2007, respectively, in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Pioneer International Equity Fund. We further consent to the reference to us under the heading "Representations and Warranties" (paragraphs 4.1(f) and 4.2(h)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statement and Prospectus.

We also consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Pioneer International Core Equity Fund's Class A, Class B, Class C and Class Y shares Statement of Additional Information on Form N-1A, which was filed with the Securities and Exchange Commission on November 6, 2006 in Post-Effective Amendment No. 2 (File No. 333-126384), and in the Pioneer International Equity Fund's Class A, Class B, Class C, Class Y and Investor Class shares Statement of Additional Information on Form N-1A, which was filed with the Securities and Exchange Commission on July 27, 2006 in Post-Effective Amendment No. 17 (File No. 333-09079) and are incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 of Pioneer International Equity Fund. We further consent to the incorporation by reference of our reports, dated September 15, 2006 and May 15, 2007, on each of the financial statements and financial highlights of Pioneer International Core Equity Fund and Pioneer International Equity Fund, respectively, included in the Annual Reports to the Shareowners for the years ended July 31, 2006 and March 31, 2007, respectively, which are also incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 for Pioneer International Equity Fund.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 14, 2007